MERRILL LYNCH

MUNI NY INTERMEDIATE DURATION FUND

FILE # 811-21346

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/22/2005	Metropolitan Transporation Authority 5% 11/15/30	750,000,000	1,000,000

First Albany Capital

Bear Stearns

JP Morgan

Merrill  Lynch

Morgan Stanley

Banc of America

Citigroup

Lehman Brothers

Raymond James & Associates

Ramirez & Co.

UBS Financial Services

Wachovia Bank

Abn Amro Financial

Advest Inc

CIBC World Markets

Commerce Capital Markets

RBC Dain Rauscher

Jackson Securities

Roosevelt & Cross

Siebert Brandford Shank & Co.